Rand Logistics, Inc.

RAND LOGISTICS REPORTS FISCAL YEAR 2014 FINANCIAL RESULTS

Operating Income Plus Depreciation and Amortization Increased by 14.9% Year-Over-Year
to $32.5 million

New York, NY – June 11, 2014 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”) today announced its financial results for the fiscal year ended March 31, 2014.  This includes results for the Company’s fiscal fourth quarter during which the majority of the Company’s fleet does not operate due to the normal closing schedule of the locks system and winter weather conditions on the Great Lakes.  In addition, repair and maintenance costs are incurred in the fiscal fourth quarter to prepare the fleet for the upcoming sailing season.  As a result, fiscal fourth quarter operating results are significantly lower than the results for the first three quarters of our fiscal year.

Fiscal Year Ended March 31, 2014
Versus Fiscal Year Ended March 31, 2013 Financial Results

•
Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) increased by 8.8% to $128.1 million from $117.8 million.  Excluding the impact of currency changes, freight revenue increased 11.3% during the fiscal year ended March 31, 2014 compared to the fiscal year ended March 31, 2013.  This increase was primarily attributable to a 4.8% increase in tonnage carried, 244 additional Sailing Days and contractual price increases.  Additionally, certain customer contract renewals included a reset of the base fuel price to reflect prevailing market conditions for fuel, resulting in an increase in freight revenue and an equivalent reduction in fuel surcharges.

•
Freight and related revenue per Sailing Day increased by 2.4%, or $725, to $30,760 per Sailing Day during the fiscal year ended March 31, 2014 compared to $30,035 per Sailing Day during the fiscal year ended March 31, 2013.  Excluding the negative impact of currency changes, freight revenue per day increased by 4.7%, or $1,424, to $31,459 per day during the fiscal year ended March 31, 2014.

•
Total revenue decreased by 0.5% to $155.8 million from $156.6 million.  This decrease was primarily attributable to reduced fuel surcharges and a weaker Canadian dollar, partially offset by increased tonnage carried and higher prices.

•
Vessel operating expenses decreased by 2.0% to $102.8 million during the fiscal year ended March 31, 2014 compared to $104.9 million during the fiscal year ended March 31, 2013.  This decrease was primarily due to a weaker Canadian dollar, reduced fuel pricing and reduced expenses related to vessel incident costs, offset by a greater number of Sailing Days attributable to the elimination of lost time due to incidents.  Vessel operating expenses per Sailing Day declined by 7.7% to $24,677 from $26,746.

•
Operating income plus depreciation, amortization of drydock costs and amortization of intangibles increased 14.9%, or $4.2 million, to $32.5 million during the fiscal year ended March 31, 2014 from $28.3 million during the fiscal year ended March 31, 2013.  The weaker Canadian dollar negatively impacted operating income plus depreciation and amortization by $0.6 million relative to the prior year.  We incurred a $1.2 million loss of operating income plus depreciation and amortization associated with our leased vessel, which did not sail in the fiscal year ended March 31, 2014 but did sail in the prior fiscal year.

Rand Logistics Fiscal 2014 Financial Results
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Management Comments

Laurence Levy, Executive Chairman of Rand, commented, “We were generally pleased with our operating performance in fiscal 2014, which was achieved despite 2013 sailing season challenges with respect to commodity mix, customer shipment interruptions, inefficient trade patterns and weather-related delays.  By improving the operating reliability of the fleet, which was one of our primary objectives for the 2013 sailing season, we were able to offset these challenging demand and weather conditions and post solid financial results.  We believe that the opportunity exists to realize further improvements in certain of our key operating metrics in the year ahead.”

Scott Bravener, President of Lower Lakes, stated, “Because of weather and ice conditions on the Great Lakes, we did not operate any of our vessels in March 2014 and the efficiency of those vessels that operated in April was greatly diminished.  Our business began to return to normal during the first week of May as ice conditions on the lower lakes abated and the Coast Guard allowed vessels to operate unescorted on Lake Superior.  Upon returning to normal operating conditions in early May, the encouraging demand environment for substantially all of the commodities that we transport and the previously disclosed new business opportunities that we were awarded have enabled us to more rateably schedule demand, and therefore, optimize our trade patterns.”

Laurence Levy concluded, “The current demand environment is as good as we have seen in the last five years, with organic growth across our commodity mix now supplementing the market share gains that we have been able to capture over the last several years.  Further, our recently completed refinancing reduces our combined cost of debt and preferred stock and provides us with cash flow flexibility to further invest in our business.  We are excited about the introduction of our newest vessel in the second half of calendar 2015, which will allow for future organic growth and will be accretive to our profitability and earnings per share.”

Conference Call
Management will host a conference call to discuss these results at 8:30 a.m. ET on Thursday, June 12, 2014. Interested parties may participate in the conference call by dialing 888-576-4387 (719-457-2628 for international callers), and using Conference ID# 2671058.  The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.

A replay of the conference call will be available at www.randlogisticsinc.com/presentations.html and will be archived for 12 months.  A replay will also be available until August 12, 2014 by dialing 877-870-5176 (858-384-5517 for international callers), and using Conference ID# 2671058.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including four tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Rand Logistics Fiscal 2014 Financial Results
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Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 12, 2014.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Cameron Associates
Laurence S. Levy, Executive Chairman		Alison Ziegler and Kevin McGrath
Edward Levy, President		(212) 554-5469
(212) 644-3450		alison@cameronassoc.com

--financial tables to follow--

Rand Logistics Fiscal 2014 Financial Results
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RAND LOGISTICS, INC.
Consolidated Statements of Operations
(U.S. Dollars 000’s except for Shares and Per Share data)

	Year ended	Year ended	Year ended
	March 31, 2014	March 31, 2013	March 31, 2012
REVENUE
Freight and related revenue	$128,145	$117,797	$107,618
Fuel and other surcharges	26,475	37,404	38,886
Outside voyage charter revenue	1,184	1,437	1,321
TOTAL REVENUE	155,804	156,638	147,825

EXPENSES
Outside voyage charter fees	1,086	1,447	1,312
Vessel operating expenses	102,804	104,896	97,274
Repairs and maintenance	7,191	8,350	7,179
General and administrative	12,159	13,477	11,024
Depreciation	16,994	15,373	11,581
Amortization of drydock costs	3,290	3,497	3,048
Amortization of intangibles	1,263	1,310	1,319
Loss (gain) on foreign exchange	68	186	(159)
	144,855	148,536	132,578
OPERATING INCOME	10,949	8,102	15,247

OTHER (INCOME) AND EXPENSES
Interest expense	9,373	10,171	9,327
Interest income	(7)	(9)	(6)
Gain on interest rate swap contracts	-	(1,087)	(771)
Loss on extinguishment of debt	1,267	3,339	-
	10,633	12,414	8,550

INCOME (LOSS) BEFORE INCOME TAXES	316	(4,312)	6,697
PROVISION (RECOVERY) FOR INCOME TAXES
Current	117	(134)	208
Deferred	4,706	(359)	(1,634)
	4,823	(493)	(1,426)
NET (LOSS) INCOME BEFORE PREFERRED STOCK DIVIDENDS	(4,507)	(3,819)	8,123
PREFERRED STOCK DIVIDENDS	3,429	3,173	2,806
NET (LOSS) INCOME APPLICABLE TO COMMON STOCKHOLDERS	$(7,936)	$(6,992)	$5,317

Net (loss) income per share basic and diluted	$(0.44)	$(0.39)	$0.33
Weighted average shares basic and diluted	17,912,647	17,740,372	16,336,930

Rand Logistics Fiscal 2014 Financial Results
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RAND LOGISTICS, INC.
Consolidated Balance Sheets
(U.S. Dollars 000’s except for Shares and Per Share data)
	March 31, 2014	March 31, 2013

ASSETS
CURRENT
Cash and cash equivalents	$2,602	$848
Accounts receivable, net	2,629	5,486
Income tax receivable	96	113
Loan to employee	250	250
Prepaid expenses and other current assets	7,344	7,842
Deferred income taxes	121	262
Total current assets	13,042	14,801

PROPERTY AND EQUIPMENT, NET	215,487	219,084
OTHER ASSETS	730	1,050
DEFERRED INCOME TAXES	-	2,203
DEFERRED DRYDOCK COSTS, NET	9,321	10,895
INTANGIBLE ASSETS, NET	16,233	12,612
GOODWILL	10,193	10,193
	$265,006	$270,838
Total assets
LIABILITIES
CURRENT
Bank indebtedness	$-	$5,997
Accounts payable	11,792	21,697
Accrued liabilities	7,956	21,316
Income taxes payable	100	-
Deferred income taxes	35	173
Current portion of deferred payment liability	499	431
Current portion of long-term debt	787	3,630
Total current liabilities	21,169	53,244
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY
LONG-TERM DEBT	104,103	139,760
SUBORDINATED DEBT	72,500	-
OTHER LIABILITIES	253	253
DEFERRED INCOME TAXES	5,134	3,532
	204,259	198,420
Total liabilities

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value,	1	1
Authorized 50,000,000 shares, Issuable and outstanding 17,933,859 shares
Additional paid-in capital	89,486	89,077
Accumulated deficit	(40,277)	(32,341)
Accumulated other comprehensive (loss) income	(3,363)	781
	60,747	72,418
Total stockholders’ equity
	$265,006	$270,838
Total liabilities and stockholders’ equity

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